SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: MAY 12, 2004
                        (Date of earliest event reported)





                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                       1-16725                    42-1520346
(State or other jurisdiction    Commission file number        (I.R.S. Employer
  of incorporation)                                       Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)


                                 (515) 247-5111
              (Registrant's telephone number, including area code)

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ITEM 7.  EXHIBITS

99       Press Release of Principal Financial Group, Inc. dated May 12, 2004.

ITEM 9.  REGULATION FD DISCLOSURE

On May 12, 2004, Principal Financial Group, Inc. issued a press release announcing it had entered into a definitive agreement for the sale of its entire mortgage banking business to Citigroup. A copy of the press release is attached hereto as Exhibit 99.









                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:    /S/ NORA EVERETT
                                           -------------------------------------
                                    Name:  Nora Everett
                                    Title: Senior Vice President and Deputy
                                           General Counsel



Date:  May 12, 2004



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RELEASE:          On receipt
MEDIA CONTACT:    Jeff Rader, 515-247-7883, RADER.JEFF@PRINCIPAL.COM
                  Eva Quinn, 515-247-7468, quinn.eva@principal.com
INVESTOR CONTACT: Tom Graf, 515-235-9500, investor-relations@principal.com

             THE PRINCIPAL FINANCIAL GROUP TO SELL MORTGAGE BANKING
                              BUSINESS TO CITIGROUP
       POSITIONS THE PRINCIPAL FOR CONTINUED GROWTH IN CORE BUSINESSES --
  RETIREMENT AND EMPLOYEE BENEFIT SOLUTIONS FOR SMALL & MEDIUM SIZED COMPANIES

Des Moines, IA (May 12, 2004) - Principal Financial Group, Inc. (NYSE: PFG) today announced that it has entered into a definitive agreement for the sale of its entire mortgage banking business to Citigroup (NYSE: C). Estimated proceeds from the transaction of approximately $1.26 billion include $290 million of value in excess of the net book value of assets and liabilities transferred of approximately $970 million.1

Under the terms of the agreement, Citigroup will acquire the stock of Principal Residential Mortgage, Inc. Principal Residential Mortgage employees will transfer to Citigroup at the close. The transaction has been approved by the Principal Financial Group board of directors and is expected to close in third quarter, 2004, subject to regulatory approval.

"This is a great outcome for The  Principal,  mortgage  customers and employees, and for Citi," said J. Barry Griswell, chairman, president and CEO - the Principal Financial Group. "The Principal intensifies its strategic focus on its core retirement and risk protection businesses; customers continue to receive high quality and responsive service; and Principal Residential Mortgage employees join a respected consumer financial services organization.

"It's also a positive move for our shareholders," said Griswell. "In addition to greater focus on our core businesses, we go forward from an improved capital position, with better financial flexibility and greater stability of earnings."

The Company expects that the transaction will initially reduce operating earnings per diluted share by approximately eight to ten cents per quarter, based on estimated normalized quarterly earnings for the mortgage business.


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"Over the coming months,  we will  effectively  deploy sales proceeds and reduce corporate expenses currently allocated to the mortgage business, which will have a positive impact on earnings per share," said Griswell.

The Principal expects after-tax net proceeds of approximately $710 million. The Company intends to use proceeds from the transaction primarily for organic growth of its core businesses, strategic acquisitions, and share repurchase. As announced in a separate release dated May 12, 2004, the Board of Directors has authorized the repurchase of up to $700 million of the company's outstanding common stock. The company has completed approximately $253 million of the $300 million share repurchase program authorized by the Board of Directors in May 2003.

"Principal Residential Mortgage has been an important part of our history and we greatly value the contributions made by the people and the business," Griswell said. "While this was not an easy decision to make, we are now better positioned to focus our resources on our core growth businesses, and to achieve our longer-term financial objectives."

The Principal was advised on this transaction by Lehman Brothers.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))2 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance and mortgage banking through its diverse family of financial services companies. More employers choose the Principal Financial Group for their 401(k) plans than any other bank, mutual fund, or insurance company in the United States3. A member of the Fortune 500, the Principal Financial Group has
$149.8 billion in assets under management4 and serves some 15.6 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.


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1    All figures are as of April 30, 2004.  Proceeds  from the  transaction  are based on a formula, a portion of which is sensitive to interest rates. The Principal will attempt to hedge this portion of the formula. Book value of assets and liabilities transferred equals the sum of the GAAP equity allocated to the mortgage banking business of approximately $527 million plus approximately $443 million of income tax liability retained by The Principal.

2 "The Principal Financial Group(R)" and "The Principal(R)" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

3 CFO Magazine, April/May 2003, based on total plans served in 2002 by insurance companies, banks and investment firms.

4    As of March 31, 2004

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